Rule 424 (b) (3)
Registration No. 333-84192
CUSIP#: 63743HDM1

TRADE DATE: April 19, 2002
SETTLEMENT DATE: April 26, 2002
PRICING SUPPLEMENT NO. 3015 DATED April 19, 2002
TO PROSPECTUS SUPPLEMENTAL DATED March 25, 2002
AND BASE PROSPECTUS DATED March 22, 2002

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION

Medium-Term Notes, Series C
With Maturities of Nine Months or More from Date of Issue

Floating Rate Notes

Principal Amount:	$650,000,000.00
Issue Price:	100% of Principal Amount
Original Issue Date:	04/26/2002
Maturity Date:	04/26/2004
Initial Interest Rate:	Determined as described below
Base Rate:	LIBOR Telerate
Spread:	Plus 100 basis points
Index Maturity:	3 Months
Interest Payment Dates:	On the 26th of July, October, January, and April, commencing July 26, 2002
Reset Period:	Quarterly
Interest Reset Dates:	On the 26th of July, October, January, and April, commencing April 26, 2002
Redemption Date:	None
Agent's Discount or Commission:	0.150%
Agent(s):	ABN-AMRO Incorporated
Capacity:	Agent
Form of Note:	Book-Entry
(Book-Entry or Certificated)
Other Terms:	None

Medium-Term Notes, Series C may be issued by CFC in an aggregate principal amount of up to $20,435,508,000 and, to date, including this offering, an aggregate of $15,122,903,000 Series C have been issued.